Exhibit 99.(k)(5)

EXECUTION COPY

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of December 12, 2008, among (a) CREDIT SUISSE HIGH YIELD BOND FUND (the “Borrower”), (b) STATE STREET BANK AND TRUST COMPANY, as agent (hereinafter, in such capacity and only such capacity, the “Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Banks”) which are or may become parties to a Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Banks and the Agent; and (c) STATE STREET BANK AND TRUST COMPANY, in its capacity as Custodian (as defined in the Credit Agreement) (in such capacity and only such capacity, the “Custodian”).

WHEREAS, it is a condition precedent to the Banks committing to extend credit and making loans or other extensions of credit to the Borrower under the Credit Agreement that the Borrower execute and deliver to the Agent, for the benefit of the Banks and the Agent, a security agreement in substantially the form hereof;

WHEREAS, the Borrower wishes to grant a security interest in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided; and

WHEREAS, the Borrower and the Custodian are parties to that certain Custodian Agreement, dated as of October 20, 2000 by and between the Custodian and each of the companies listed and described on Exhibit 1 thereto (as the same may be amended, supplemented or otherwise modified, the “Custody Agreement”);

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions; Rules of Construction.

1.1.                              The term “Commercial Tort Claims” shall have the meaning provided in the Uniform Commercial Code except it shall refer only to such claims that have been asserted in judicial proceedings.

1.2.                              The term “Excluded Collateral” means any right, title or interest of the Borrower in, to or under any lease, license, permit or other contract or agreement constituting a general intangible, but only to the extent that the granting of a security interest therein or an assignment thereof, in either case hereunder, would violate any applicable law or any enforceable provision of any such lease, license or other contract or agreement, as applicable (each a “Select General Intangible”), provided that to the extent such security interest or assignment hereunder shall at any time hereafter no longer violate such applicable law or enforceable provision, or such provision shall no longer be enforceable, as the case may be, such Select General Intangible shall automatically and without any further action cease to be Excluded Collateral, and the Borrower shall be deemed to have granted automatically and without any further action a security interest in such Select General Intangible as if such applicable law had never existed or such provision had never been enforceable, as the case may be.

1.3.                              The term “Instructions” means (a) with respect to deposit accounts, “instructions” within the meaning of Section 9-104(a)(2) of the Uniform Commercial Code, (b) with respect to any security entitlement, any “entitlement order” within the meaning of Section 8-106(d)(2) of the Uniform Commercial Code, (c) with respect to any commodity contract, any directions as to the application of any value distributed on account of such commodity contract within the meaning of Section 9-106(a)(2), and (d) with respect to any uncertificated security, “instructions” within the meaning of Section 8-106(c)(2) of the Uniform Commercial Code.

1.4.                              The term “Liquid Collateral” means any Collateral of the type described in Section 9-611(d) of the Uniform Commercial Code.

1.5.                              The term “Permitted Liens” means Liens permitted pursuant to Section 5.08 of the Credit Agreement.

1.6.                              The term “Permitted Prior Liens” means Liens permitted pursuant to clause (c) and clause (d) of Section 5.08 of the Credit Agreement.

1.7.                              The term “Uniform Commercial Code” means the Uniform Commercial Code of the State.

1.8.                              The term “State”, as used herein, means The Commonwealth of Massachusetts, and all capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All other terms used herein that are defined in the Uniform Commercial Code shall have the same definitions herein as specified therein, provided that if any such term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, the term shall have the meaning specified in such Article 9.

1.9.                              The Agent, the Borrower and the Custodian acknowledge that the Agent and the Custodian are the same legal entity and that any assets of the Borrower delivered to the Agent hereunder are deemed to have been delivered to the Custodian to be held pursuant to the terms of the Custody Agreement, subject to the rights of the Agent hereunder.

2.                                      Grant of Security Interest.

2.1.                            Grant; Collateral Description. The Borrower hereby grants to the Agent, for the benefit of the Banks and the Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Agent, for the benefit of the Banks and the Agent, the following properties, assets and rights of the Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments

(including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), but excluding Excluded Collateral.

2.2.                            Commercial Tort Claims. The Agent acknowledges that the attachment of its security interest in any Commercial Tort Claim as original collateral is subject to the Borrower’s compliance with §4.7.

3.                                      Authorization to File Financing Statements. The Borrower hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing offices in any Uniform Commercial Code jurisdictions any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Agent promptly upon request. The Borrower also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof.

4.                                      Other Actions. Further to insure the attachment, perfection and, subject to Prior Permitted Liens, first priority of, and the ability of the Agent to enforce, the Agent’s security interest in the Collateral, the Borrower agrees, in each case at the Borrower’s expense, to take the following actions with respect to the following Collateral and without limitation on the Borrower’s other obligations contained in this Agreement:

4.1.                            Promissory Notes and Tangible Chattel Paper. If the Borrower shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper, the Borrower shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.

4.2.                            Deposit Accounts. For each deposit account that the Borrower, now or at any time hereafter, opens or maintains, the Borrower shall, at the Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Agent, either (a) cause the depositary bank therefor to agree to comply, without further consent of the Borrower, at all times with Instructions from the Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Agent to become the customer of such depositary bank with respect to such deposit account, with the Borrower being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. The Agent agrees with the Borrower that the Agent shall not give any such Instructions or withhold any withdrawal rights from the Borrower, unless (i) an Event of Default has occurred and is continuing, or (ii) an Event of Default would occur if effect were given to any such withdrawal.

4.3.                            Investment Property. If the Borrower shall, now or at any time hereafter, hold or acquire any certificated securities, the Borrower shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by the Borrower are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall immediately notify the Agent thereof and, at the Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Agent, either (a) cause the issuer to agree to comply without further consent of the Borrower or such nominee, at any time with Instructions from the Agent as to such securities, or (b) arrange for the Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or any direct or indirect interest therein or in other investment property now or hereafter acquired by the Borrower are held by the Borrower or its nominee through a securities intermediary or commodity intermediary, the Borrower shall immediately notify the Agent thereof and, at the Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Borrower or such nominee, at any time with Instructions from the Agent, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Agent to become the entitlement holder with respect to such investment property, with the Borrower being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Agent agrees with the Borrower that the Agent shall not give any such Instructions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Borrower, unless an Event of Default has occurred and is continuing, or, after giving effect to any such Instruction or withdrawal rights, would occur.

4.4.                            Collateral in the Possession of a Bailee. If any Collateral is, now or at any time hereafter, in the possession of a bailee, the Borrower shall promptly notify the Agent thereof and, at the Agent’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Agent, that the bailee holds such Collateral for the benefit of the Agent and such bailee’s agreement to comply, without further consent of the Borrower, at any time with instructions of the Agent as to such Collateral.

4.5.                            Electronic Chattel Paper, Electronic Documents and Transferable Records. If the Borrower, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Agent thereof and, at the request and option of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with the Borrower that the Agent will arrange, pursuant to procedures satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Borrower to make alterations to the electronic chattel paper, electronic document or transferable record permitted under Uniform Commercial Code §9-105, Uniform Commercial Code §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this §4.5 relating to electronic documents and “control” under Uniform Commercial Code §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6.                            Letter-of-Credit Rights. If the Borrower is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter, the Borrower shall promptly notify the Agent thereof and, at the request and option of the Agent, the Borrower shall, pursuant to an agreement in form and substance satisfactory to the Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of the letter of credit or (b) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Credit Agreement.

4.7.                            Commercial Tort Claims. If the Borrower shall, now or at any time hereafter, hold or acquire a Commercial Tort Claim, the Borrower shall immediately notify the Agent in a writing signed by the Borrower of the particulars thereof and grant to the Agent, for the benefit of the Banks and the Agent, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

4.8.                            Other Actions as to any and all Collateral. The Borrower further agrees, upon the request of the Agent and at the Agent’s option, to take any and all other actions as the Agent may determine to be necessary or useful for the attachment, perfection and, subject to Permitted Prior Liens, first priority of, and the ability of the Agent to enforce, the Agent’s security interest in any and all of the Collateral, including (a) executing (to the extent, if any, that the Borrower’s signature thereon is required therefor), delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the Borrower’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Agent, including any consent of any licensor, lessor or other person obligated on Collateral, and any party or parties whose consent is required for the security interest of the Agent to attach under §2.2, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Agent and (f) taking all actions under any other law, as reasonably determined by the Agent to be applicable in any relevant jurisdiction, including any foreign jurisdiction.

4.9.                            Custodian as Securities Intermediary and as Bank. The parties hereto hereby acknowledge and agree that until the Custodian has received Instructions from the Agent to the contrary, the Borrower shall be entitled to continue to give the Custodian instructions as to the securities and deposit accounts of the Borrower maintained with the Custodian pursuant to the Custody Agreement (the “Accounts), all of the securities and other financial assets from time to time in the Accounts, any cash balances in or credited to the Accounts and in any and all proceeds of any thereof, whether now or hereafter existing or arising (collectively, the “Account Collateral”), provided, however, that the Borrower agrees that it shall not instruct the Custodian to, and the Custodian agrees that it shall not, close the Accounts, in each case without the Agent’s prior written consent and, provided, further, that the Agent hereby agrees that it will not instruct the Custodian to the contrary unless an Event of Default has occurred and is continuing. The Agent shall be entitled, for purposes of this Agreement, to give the Custodian Instructions as to the disposition, investment or withdrawal of any of the Account Collateral, or as to any other matters relating to the Accounts or any of the Account Collateral, without the Borrower’s further consent. The Agent agrees with the Borrower that the Agent shall not give any such Instructions (a) unless an Event of Default has occurred and is continuing, or (b) except as otherwise expressly provided herein. The Custodian hereby agrees to comply with any such Instructions from the Agent, without any further consent from the Borrower. The Custodian shall be fully entitled to rely upon such Instructions from the Agent even if such Instructions are contrary to any instructions or demands that the Borrower may give to the Custodian. The Custodian shall have no duty to inquire or determine whether the Borrower’s obligations to the Agent or the Banks are in default or whether the Agent is entitled, under this Agreement or any separate agreement between the Borrower and the Agent, to give any such Instructions. For the avoidance of doubt, the Custodian shall have no responsibility for determining or maintaining any Collateral or Borrowing Base requirement under the Credit Agreement. The Borrower further agrees to be responsible for the Custodian’s customary charges and to indemnify the Custodian from and to hold the Custodian harmless against any loss, cost or expense that the Custodian may sustain or incur in acting upon instructions from the Agent or the Borrower hereunder which the Custodian believes in good faith to be instructions from the Agent or the Borrower, as the case may be. The Custodian represents and warrants to the Agent that the Custody Agreement between the Borrower and the Custodian relating to the establishment and general operation of the Accounts is governed by the laws of the State. In addition, the Borrower covenants with the Agent that the Borrower will not, without the Agent’s prior written consent, agree to amend the Custody Agreement so that it is governed by the law of another jurisdiction. The parties agree that for purposes of Sections 8-110, 9-304 and 9-305 of the Uniform Commercial Code, the Commonwealth of Massachusetts shall be the Custodian’s jurisdiction.

5.                                      Representations and Warranties Concerning Borrower’s Legal Status. The Borrower has previously delivered to the Agent a certificate signed by the Borrower and entitled “Perfection Certificate” (the “Perfection Certificate”). The Borrower represents and warrants to the Banks and the Agent as follows: (a) the Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Borrower’s organizational identification number or accurately states that the Borrower has none, (d) the Perfection Certificate accurately sets forth the Borrower’s place of business or, if more than one, its chief executive office, as well as the Borrower’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Borrower.

6.                                      Covenants Concerning Borrower’s Legal Status. The Borrower covenants with the Banks and the Agent as follows: (a) without providing at least thirty (30) days prior written notice to the Agent, the Borrower will not change its name, (b) if the Borrower does not have an organizational identification number and later obtains one, the Borrower will forthwith notify the Agent of such organizational identification number, and (c) the Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

7.                                      Representations and Warranties Concerning Collateral, Etc. The Borrower represents and warrants to the Banks and the Agent as follows: (a) the Borrower is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any Person or any Lien, except for the security interest created by this Agreement and other Permitted Liens, (b) all information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete, and (c) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Borrower. On and after the date hereof, (i) this Security Agreement creates a continuing enforceable security interest in the Collateral in favor of the Agent, for the benefit of the Agent and the Banks, (ii) there are no Liens upon the Collateral other than Permitted Liens, if any, and (iii) assuming (1) with respect to the Collateral constituting certificated securities, the Custodian performs all of its obligations under this Security Agreement, such security interest in such Collateral shall be perfected, which security interest is, other than with respect to Permitted Prior Liens, prior to all other Liens and, assuming the Agent and the Banks have no notice of any adverse claim, free of any such adverse claim, and (2) with respect to all other Collateral, the presentation for filing of the financing statement, a copy of which is attached as Annex A hereto, at the governmental office listed thereon together with the appropriate filing fees therefor, the Bank shall have a perfected security interest in such Collateral, which Security Interest is prior to all Liens other than Permitted Prior Liens.

8.                                      Covenants Concerning Collateral, Etc. The Borrower further covenants with the Banks and the Agent as follows: (a) the Collateral, to the extent not delivered to the Agent pursuant to §4, will be kept at those locations listed on the Perfection Certificate and the Borrower will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Agent, (b) except for Permitted Liens, the Borrower shall be the owner of the Collateral free from any right or claim of any other Person or any Lien, and the Borrower shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Agent or any of the Banks, (c) the Borrower shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any person to the Collateral, or any lien in the Collateral in favor of any Person, or become bound (as provided in Section 9-203 (d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any Person as secured party, other than the Agent for the benefit of the Banks and the Agent, except for Permitted Liens, (d) the Borrower will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) as provided in the Credit Agreement, the Borrower will permit the Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Borrower will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (g) the Borrower will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales of Collateral in the ordinary course of business and dispositions permitted by the Loan Documents, and (h) the Borrower will exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Collateral owned or held by it or on its behalf, or any part thereof, for a purpose consistent with the terms of this Agreement and the other Loan Documents; provided, however, that the Borrower will not exercise any such right if the result thereof would (x) materially and adversely affect the rights inuring to a holder of the Collateral or the rights and remedies of the Agent or the Banks under this Agreement or any other Loan Document or the ability of the Agent or the Banks to exercise the same, and (y) be inconsistent with Borrower’s usual and customary proxy voting procedures in effect at such time.

9.                                      Collateral Protection Expenses; Preservation of Collateral.

9.1.                            Expenses Incurred by Agent. In the Agent’s discretion, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case if the Borrower fails to do so. The Borrower agrees to reimburse the Agent on demand for all expenditures so made. The

Agent shall have no obligation to the Borrower to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default.

9.2.                            Agent’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Borrower shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Borrower thereunder. Neither the Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to any of the Collateral, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Bank may be entitled at any time or times. The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account. The Agent will not create a security interest in the Collateral in its possession or control for the benefit of Agent’s secured parties.

10.                               Securities and Deposits. The Agent may at any time following and during the continuance of a Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, during the occurrence and continuation of any Event of Default, any deposits or other sums at any time credited by or due from the Agent or any Bank to the Borrower may at any time be applied to or set off against any of the Obligations.

11.                               Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Borrower shall, at the request and option of the Agent, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereon is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent’s agent therefor, and the Agent may itself, if a Default shall have occurred and be continuing, without notice to or demand upon the Borrower, so notify account debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Borrower shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Borrower as trustee for the Agent, for the benefit of the Banks and the Agent, without commingling the same with other funds of the Borrower and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Agent to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

12.                               Power of Attorney.

12.1.                     Appointment and Powers of Agent. The Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent (for purposes hereof) thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Borrower or in the Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

(a)                                  generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Borrower’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Agent’s security interest therein or in order to effect the intent of this Agreement, all no less fully and effectively as the Borrower might do, including (i) upon written notice to the Borrower, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)                                 to the extent that the Borrower’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Borrower’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Borrower’s name such financing statements and amendments thereto and continuation statements which may require the Borrower’s signature.

12.2.                     Ratification by Borrower. To the extent permitted by law, the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

12.3.                     No Duty on Agent. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Agent’s own gross negligence or willful misconduct. The Agent agrees with the Borrower that it shall not exercise any power confirmed by §12(a) unless an Event of Default has occurred and is continuing.

13.                               Rights and Remedies.

13.1.                     General. If an Event of Default shall have occurred and be continuing, the Agent, without any other notice to or demand upon the Borrower, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require the Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Borrower’s principal office(s) or at such other locations as the Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Borrower at least ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Borrower hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In addition, the Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including its right following a Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto. To the extent permitted by applicable law, the Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

13.2.                     Assets with Custodian. Subject to the terms of this Agreement, it is hereby agreed that the Custodian shall act subject to the Instructions of the Agent and not subject to the instructions of the Borrower in respect of the Credit Agreement and this Agreement. It is also hereby agreed between the parties that each of the Agent and the Custodian may, upon the occurrence and continuance of an Event of Default, enforce all of the Agent’s rights and remedies under this Agreement and the other Loan Documents and applicable law, including, without limitation, right of set-off with respect to the Obligations. At such time as all of the Obligations have been indefeasibly repaid in full in cash and all commitments under the Loan Documents have been terminated, the rights and obligations of the Custodian and the Borrower with respect to the assets of the Borrower shall be as set forth in the Custody Agreement. In addition, the Borrower authorizes the Agent and the Custodian to charge and/or set off against any deposit account or other account maintained with either the Agent or the Custodian on behalf of the Borrower and, in the case of the Agent, apply the proceeds thereof against repayment of any unpaid Obligations, or, in the case of the Custodian, remit the proceeds thereof to the Agent to be applied against repayment of any unpaid Obligations. The Custodian is hereby directed by the Borrower, with the consent of the Agent (which is hereby granted), upon and after receipt by the Custodian from the Agent of notice that an Event of Default has occurred and is continuing (a) to dispose of all Liquid Collateral as directed by the Investment Adviser (which direction shall be deemed to be pursuant to “proper instructions” as defined in the Custody Agreement) to the Custodian, provided that the Custodian shall cease to comply with any directions by the Investment Adviser upon notice from the Agent to cease to comply with any directions by the Investment Adviser, (b) to dispose of all Liquid Collateral as directed by the Agent by notice to the Custodian, and (c) to dispose of all other Collateral as directed by the Agent promptly after receipt by the Custodian of a notice from the Agent; provided that the Agent agrees it shall not provide such notice to the Custodian until it has provided the Borrower with notice of the disposition of such other Collateral that satisfies all applicable notice requirements therefor under the Uniform Commercial Code. The foregoing shall be deemed to be continuing and irrevocable “proper instructions” to the Custodian for all purposes under the Custody Agreement. The foregoing shall be in addition to any other rights or remedies the Agent and the Custodian may have against the Borrower following the occurrence of an Event of Default and shall not in any way be construed to limit the generality of §13.1 hereof or otherwise in any manner limit the rights and remedies of the Agent hereunder, under any other Loan Document or under applicable law, including, without limitation, the Agent’s rights as a secured creditor under the Uniform Commercial Code of the State. The Custodian accepts and agrees to honor and comply with the foregoing directions. Notwithstanding the foregoing, nothing in this Agreement shall affect the Custodian’s rights and remedies under the Custody Agreement.

13.3.                     Voting Rights. Upon an occurrence of and during the continuance of an Event of Default, to the extent not prohibited under the applicable law, all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to and in accordance with §8(g) shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Borrower to exercise such rights, provided further that until the Agent shall have notified the Borrower that the Agent is exercising its rights hereunder, the Borrower may continue to exercise all such voting and consensual rights and powers in accordance herewith. After all Events of Default have been either cured (and the Borrower shall have given written notice thereof to the Agent) or waived in accordance with the terms of the Loan Documents, the Borrower will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to and in accordance with the terms of §8(g).

13.4.                     Securities Laws. In view of the position of the Borrower in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar applicable law of any other Authority analogous in purpose or effect (such Act and any such similar law as from time to time in effect being called the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Borrower understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Agent may, with respect to any sale of Collateral to which such restrictions or limitations may (in the reasonable judgment of the Agent) apply, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral, or any part thereof, shall have been filed under the Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this §13.4 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells any such Collateral.

14.                               Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this §14 is to provide non-exhaustive indications of what actions or omissions by the Agent would fulfill the Agent’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §14. Without limitation upon the foregoing, nothing contained in this §14 shall be construed to grant any rights to the Borrower or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §14.

15.                               No Waiver by Agent, etc. The Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent, and in compliance with Section 9.05 of the Credit Agreement. No delay or omission on the part of the Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

16.                               Suretyship Waivers by Borrower. The Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description other than those specifically set forth in this Agreement. With respect to both the Obligations and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §9.2. The Borrower further waives any and all other suretyship defenses.

17.                               Marshaling. Neither the Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Agent or any Bank hereunder and of the Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

18.                               Proceeds of Dispositions; Expenses. The Borrower shall pay to the Agent on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Borrower. In the absence of final payment and satisfaction in full of all of the Obligations, the Borrower shall remain liable for any deficiency.

19.                               Overdue Amounts. Until paid, all amounts due and payable by the Borrower hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

20.                               Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE. The Borrower agrees that any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the State or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Borrower by mail at the address specified in Section 9.01 of the Credit Agreement. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

21.                               Waiver of Jury Trial. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Borrower waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that neither the Agent nor any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this §21.

22.                               Notices. All notices and other communications provided for herein shall be in writing and shall be delivered (i) in the case of a notice to the Borrower or the Agent, in the manner and at the address as set forth in the Credit Agreement and (ii) in the case of the Custodian, as provided in the Custody Agreement. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

23.                               Waivers and Amendments. Subject to the terms of the Credit Agreement, neither this Agreement nor any provision hereof may be amended, waived or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Agent and the Custodian.

24.                               Relationship to Credit Agreement. This Agreement is the “Security Agreement” under, and as such term is defined in, the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof applicable hereto.

25.                               Release of Collateral. The Borrower and the Agent hereby agree between themselves as follows:

25.1.                     Permitted Disposition. In the event that the Borrower shall sell, transfer or otherwise dispose of all or any portion of the Collateral (each a “Transfer”), then provided that immediately before and after giving effect thereto no Default shall or would exist, (i) the Agent’s security interest created hereby in the Collateral subject to such Transfer shall automatically be released (provided that such security interest shall attach to the proceeds of such Transfer), and (ii) promptly after the request by the Borrower, the Agent shall, at the sole cost and expense of the Borrower, deliver to the Borrower such instruments, Uniform Commercial Code termination statements and other documents, and provide for the delivery of such instructions to the Custodian, in each case as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the security interest in the collateral subject to such Transfer.

25.2.                     Designated Property. The Borrower may at any time and from time to time by written notice to the Agent request that certain goods identified (with such specificity as shall be reasonably satisfactory to the Agent) by the Borrower in such notice be designated hereunder as “designated property”. Promptly after each such request by the Borrower, the Agent shall, at the sole cost and expense of the Borrower, deliver to the Borrower such Uniform Commercial Code termination statements and other documents as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the security interest in such goods, provided that (a) immediately before and after giving effect to each such designation, no Default shall or would exist, and (b) immediately after giving effect to each such designation, the book value (determined in accordance with GAAP) of all such “designated property” of the Borrower would not exceed the lesser of (i) $1,000,000 or (ii) 1.0% of the Total Assets of the Borrower.

26.                               Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Borrower acknowledges receipt of a copy of this Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Agreement to he duly executed as of the date first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

		By:	/s/ Michael A. Pignataro
		Title:	CFO

Accepted:

STATE STREET BANK AND TRUST COMPANY, as Agent

By:	/s/ Paul J. Koobatian
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY, as Custodian

By:	/s/ Joseph C. Antonellis
Title:	Vice Chairman
Name:	Joseph C. Antonellis

[Signature Page to Security Agreement]

Annex A

[Financing Statement]

2

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1. DEBTOR’S EXACT FULL LEGAL NAME: insert only one (1a or 1b) — do not abbreviate or combine names
1a. ORGANIZATION’S NAME
OR	CREDIT SUISSE HIGH YIELD BOND FUND
1b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

1c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
Eleven Madison Avenue			New York	NY	10010	USA
1d. SEE INSTRUCTIONS	ADD’L INFO REORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Delaware Statutory trust	1f. JURISDICTION OF ORGANIZATION DE	1g. ORGANIZATIONAL ID #, if any 2888496		☐ NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
2a. ORGANIZATION’S NAME
OR
2b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD’L INFO REORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
3a. ORGANIZATION’S NAME
OR	STATE STREET BANK AND TRUST COMPANY, AS AGENT
3b. INDIVIDUAL’S LAST NAME			FIRST NAME	MIDDLE NAME		SUFFIX

3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
4 COPLEY PLACE, 5TH FLOOR			Boston	MA	02206	USA
4. This FINANCING STATEMENT covers the following collateral:
All Assets

5. ALTERNATIVE DESIGNATION [if applicable] ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING
6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA
DE- Secretary of State
FILING OFFICE COPY — UCC FINANCING STATEMENT (FROM UCC1) (REV. 05/22/02)		Corporation Service Company 2711 Centerville Rd, Ste. 400 Wilmington, DE 19808